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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160456) of China Mass Media Corp. of our report dated June 29,  2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.  We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Beijing, People’s Republic of China

June 29, 2011